EXHIBIT 10.2

INVESTMENT ADVISORY AGREEMENT
This is an Investment Advisory Agreement (the “Agreement”), effective May 3, 2021 (the “Effective Date”), between The Fortegra Group, LLC, a Delaware limited liability company (“Fortegra”) and each of the following subsidiaries of Fortegra and any additional subsidiaries that become party hereto from time to time by signing a joinder agreement: 4Warranty Corporation, a Florida corporation, Accelerated Service Enterprise, LLC, a New Jersey limited liability company, Auto Knight Motor Club, Inc., a California corporation, Blue Ridge Indemnity Company, a Delaware corporation, Continental Car Club, Inc., a Tennessee corporation, Dealer Motor Services, Inc., a New Jersey corporation, Digital Leash LLC, d/b/a ProtectCELL, a Florida limited liability company, Fortegra Indemnity Insurance Company, Ltd., a Turks & Caicos limited company, Fortegra Specialty Insurance Company, a Arizona corporation, Freedom Insurance Company, Ltd., a Turks & Caicos limited company, Independent Dealer Group, Inc., a New Jersey corporation, LOTS Intermediate Co., a Delaware corporation, Lyndon Southern Insurance Company, a Delaware corporation, Ownershield, Inc., a Texas corporation, Pacific Benefits Group Northwest, LLC, d/b/a Fortegra Personal Insurance Agency, a Oregon corporation, Sky Services LLC, a Delaware limited liability company, Tiptree Reassurance Company, Ltd., a Turks & Caicos limited company, and United Motor Club of America, Inc., a Kentucky corporation (each a “Subsidiary” and collectively the “Subsidiaries”) on the one hand, and Corvid Peak Capital Management, LLC, a Delaware limited liability company (the “Investment Adviser”) on the other hand. Defined terms will have the meaning given to them in Exhibit A.

WHEREAS, Fortegra and each Subsidiary desire to retain the Investment Adviser to manage certain assets of Fortegra and each Subsidiary; and
WHEREAS, the Investment Adviser is willing to perform the services and accept the responsibilities under the terms and conditions as set forth in this Agreement.
NOW THEREFORE, Fortegra, each Subsidiary and the Investment Adviser agree as follows:

1.APPOINTMENT.
Fortegra and each Subsidiary hereby appoint the Investment Adviser as the investment adviser with respect to the Accounts, subject to the terms and conditions of this Agreement. The Investment Adviser hereby accepts the appointment and agrees to act as investment adviser to the Accounts in accordance with the terms and conditions of this Agreement. For the avoidance of doubt, this Agreement shall not apply to any direct investment by any Subsidiary in any private investment fund or investment vehicle managed by Investment Advisor, including but not limited to the Corvid Peak Restructuring Partners Master Fund L.P. and such investment will be soley governed by the legal terms of such private investment fund or investment vehicle.

2.ACCOUNTS.
(a)Fortegra and each Subsidiary will instruct the Custodian to establish segregated custody accounts on its books and records held in the name of Fortegra and each individual Subsidiary and with the authority granted to the Investment Adviser as described herein (such accounts collectively, the “Accounts”).
(b)Fortegra or any of the Subsidiaries may make additional investments to the Accounts at any time subject to prior notice to and the consent of the Investment Adviser.
(c)Fortegra or any of the Subsidiaries may make cash withdrawals from their Accounts as follows (in each case subject to settlement):
i.Withdrawals from the Liquidity Asset portfolio may be made as of any Business Day upon five days prior written notice,
ii.Withdrawals from the Credit Risk Asset portfolio may be made as of the end of the first quarter following the effective date of this Agreement and each calendar quarter end thereafter in each case upon thirty days prior written notice, and
iii.Withdrawals from the Equity and Alternative Asset portfolio may be made as of the end of the first year following the effective date of this Agreement and each calendar quarter end thereafter in each case on 180 days’ prior written notice, subject to any suspensions imposed, subject to any suspensions imposed by any commingled investment funds in which any of the assets are invested.
(d)Subject to Fortegra’s and each Subsidiary’s rights to make withdrawals as described in Section 2(c) above, Fortegra and each Subsidiary require that all dividends, interest and other income earned on assets in the Accounts and all capital gains realized on the disposition of such assets, to remain part of the Accounts or investments held therein.
3.AUTHORITY OF THE INVESTMENT ADVISER.
(a)Subject to the terms of this Agreement, and subject always to the individual Investment Guidelines attached hereto and made a part hereof which each Subsidiary may revise at any time upon prior written notice to the Investment Adviser, the Investment Adviser will have full and sole discretionary authority, on behalf of Fortegra and each Subsidiary, to manage and control the Accounts and to invest and reinvest the assets contained therein; provided, however, that the Custodian(s) will always retain custody of the assets as described in Section 4 below. Except as otherwise provided herein, when exercising its authority as set forth in this Agreement, the Investment

Adviser will be under no obligation to consult with or obtain the consent of Fortegra and/or any individual Subsidiary. Without limiting the generality of the foregoing, provided such actions are consistent with the investment guidelines and restrictions (as may be delivered to the Investment Adviser by Fortegra and each Subsidiary from time to time, “Guidelines”) and subject to the terms of this Agreement, the Investment Adviser is authorized with respect to the Account:
i.to buy, settle, invest in, hold for investment, sell, exchange, trade in, deliver and otherwise deal in any security, asset or instrument;
ii.to make all decisions relating to the manner, method and timing of investment transactions and to select brokers and dealers or counterparties for the execution, clearance and settlement of any transactions;
iii.to execute, in the name and on behalf of Fortegra and each Subsidiary, all such agreements and other documents (including, without limitation, settlement documents, but excluding any agreements with the Custodian) and to take all such other actions that the Investment Adviser considers necessary or advisable to carry out its duties hereunder in full compliance with the terms hereof, and to make representations and covenants on behalf of Fortegra and each Subsidiary in relation thereto that (A) with respect to such representations, the Investment Adviser determines are factually accurate and (B) with respect to such covenants, neither Fortegra nor any Subsidiary has notified the Investment Adviser in writing it is not permitted to make such covenant;
iv.to consult with Fortegra and each Subsidiary with respect to any settlement or compromise, or submission to arbitration, of any claims, debts, or damages, due or owing to or from Fortegra or each Subsidiary in relation to the Accounts or any assets held at any time in the Accounts and to take such actions as Fortegra and each Subsidiary may reasonably direct;
v.purchase, sell, transfer, mortgage, pledge or otherwise deal in and exercise all rights (including but not limited to, voting and consent rights), powers, privileges and other incidents of ownership or possession with respect to assets of the Accounts and including the right to exercise options, conversion privileges, rights to subscribe to additional shares or other rights acquired with respect to the Accounts;
vi.consent to or participate in dissolutions, bankruptcies, reorganizations, consolidations, mergers, sales, leases, or other changes affecting the Accounts or any assets held at any time in the Accounts;

vii.invest in funds or accounts managed or sponsored by the Investment Adviser only as permitted by the Investment Guidelines;
viii.to the extent permitted by applicable law and the Investment Guidelines, execute the purchase, sale or other transfer of securities or assets between or among the Accounts and other accounts managed by the Investment Adviser or its affiliates (a “Cross Trade”);
ix.to the extent permitted by applicable law and the Investment Guidelines as well as the regulations and requirements of applicable States regulators, execute agency cross transactions (collectively, “Agency Cross Transactions”) for the Accounts in accordance with the Investment Adviser’s or its affiliates’ policies and the Advisers Act. “Agency Cross Transactions” include inter-account transactions in which the Investment Adviser or its affiliates effect transactions for the Accounts and other accounts managed by the Investment Adviser or its affiliates. “Agency Cross Transactions” also include agency cross transactions where the Investment Adviser or an affiliate acts as broker for both the Accounts and the other party to the transaction; and
x.to the extent permitted by applicable law and the Investment Guidelines as well as the regulations and requirements of the applicable States regulators, and so long as the disclosure and consent requirements of Section 206(3) of the Advisers Act are satisfied, execute principal transactions (collectively, “Principal Transactions”) for the Accounts and for the Investment Adviser’s or any of its affiliates’ own accounts, including, without limitation, to cause the Accounts to purchase securities or assets from or sell securities or assets to, the Investment Adviser or any of its affiliates.
(b)In furtherance of the foregoing, Fortegra and each Subsidiary hereby appoint the Investment Adviser as their agent and attorney-in-fact with full power and authority to do and perform every act necessary and appropriate to manage the Accounts in accordance with this Agreement. They represent that (i) they have full power and authority, under any applicable laws or other requirements, to appoint the Investment Adviser as provided in this Agreement with respect to themselves, and (ii) the Investment Adviser may rely on such representation to the fullest extent necessary to perform its services under this Agreement, and each will indemnify the Investment Adviser pursuant to Section 8 hereof as a result of any breach of such representation. This power of attorney is a continuing power coupled with an interest and will remain in full force and effect until this Agreement is terminated, but for avoidance of doubt, any such termination will not affect any transaction entered into in accordance with this Agreement and initiated prior to receipt of notice of such termination; provided, that the Investment Adviser will use all reasonable efforts to terminate any such transaction if requested by Fortegra or any of the Subsidiaries.

(c)For all purposes, the Investment Adviser will be deemed to be an independent contractor and not an employee of Fortegra or any of the Subsidiaries, and nothing herein will be construed as making Fortegra or any of the Subsidiaries a partner or co-venturer with the Investment Adviser or any of its affiliates. The Investment Adviser will have no authority to act for, represent, bind or obligate Fortegra or any of the Subsidiaries except as specifically provided herein.
(d)The Investment Adviser is permitted to delegate any of its obligations or duties hereunder to any third party investment adviser (“Sub-Adviser”), provided, that the Investment Adviser will remain responsible for any and all actions or inactions of any such Sub-Adviser only to the extent that such Sub-Adviser is responsible to the Investment Adviser for the same and only to the extent that the Investment Adviser is otherwise liable under the terms of this Agreement.
4.OWNERSHIP AND CUSTODY OF ASSETS.
(a)The assets of the Accounts will be held in the name of Fortegra and/or the individual Subsidiaries in custodial accounts maintained by Fifth Third Bank, National Association, or one or more of its affiliates, or U S Bank, National Association, or one or more of its affiliates, or in the custody of such other bank, trust company, brokerage firm or other entity as may be selected by Fortegra and each Subsidiary and agreed to by the Investment Adviser (each, a “Custodian”) that qualifies as a “qualified custodian” as such term is defined under Rule 206(4)-2 under the Advisers Act and any applicable States regulations.
(b)Upon execution of this Agreement, Fortegra and each Subsidiary will direct each Custodian to accept instructions from the Investment Adviser as appropriate for the Investment Adviser to carry out its obligations under this Agreement, and will not, for the avoidance of doubt, direct any Custodian to accept directions from the Investment Adviser that exceed the authority granted to the Investment Adviser in this Agreement. Upon the Investment Adviser’s request, Fortegra and each Subsidiary will provide the Investment Adviser with a copy of each document containing its instructions or directions to each Custodian described in the foregoing sentence. Upon execution of this Agreement, Fortegra and each Subsidiary will direct each Custodian to provide to the Investment Adviser such information regarding the Accounts and transactions in relation to assets in the Accounts at such intervals, including daily intervals, as the Investment Adviser reasonably requests (“Custodian Reporting”).
(c)Ownership of the assets in the Accounts will remain with Fortegra and each Subsidiary, as such funds and assets are their exclusive property, held for their benefit and are subject to their control. Notwithstanding any provision in this Agreement to the contrary, the Investment Adviser will have no authority hereunder to take possession of any assets of the Accounts or to direct delivery of any assets or direct payment of any funds held in the Accounts to itself and the Investment Adviser will not, under any circumstances, take possession, custody, title, or ownership of any of the assets in the Accounts (including, by taking “inadvertent custody” as a result of directing the delivery of any assets or the payment of any funds to any third party other than in connection with settlement of a transaction on a “delivery versus payment” basis (or its substantial equivalent)). The Investment Adviser will not have the right to have securities or assets in the Accounts held or registered in its own name or in the name of its nominee, nor will the Investment Adviser in any manner acquire or become possessed of any income or proceeds distributable by reason of selling, holding or controlling any of the assets in the Accounts. Accordingly, the Investment Adviser will have no responsibility with respect to the collection of income, reclamation of withheld taxes, physical acquisition, or the safekeeping of the assets in the Accounts. All such duties of collection, physical acquisition, or safekeeping will be the sole obligation of the Custodians.
(d)If the Subsidiary is a regulated insurance company and is placed in receivership or seized by the insurance commissioner under the applicable State insurance law, all of the rights of such Subsidiary under the Agreement extend to the receiver or insurance commissioner; and, all books and records will immediately be made available to the receiver or the insurance commissioner, and shall be turned over to the receiver or insurance commissioner immediately upon the receiver or the insurance commissioner's request. The Investment Adviser has no automatic right to terminate the Agreement if a Subsidiary is placed in receivership, and the Investment Advisor will continue to maintain any systems, programs, or other infrastructure notwithstanding such seizure of a Subsidiary by the insurance commissioner and will make them available to the receiver, for so long as the Investment Adviser continues to receive timely payment for services rendered.
5.MANAGEMENT OF ASSETS.
A list of Fortegra’s and each Subsidiary’s representatives authorized to provide instructions contemplated hereunder to the Investment Adviser is attached hereto as Exhibit B. Exhibit B may be updated or revised upon written notice by Fortegra or any of the individual Subsidiaries to the Investment Adviser; provided, that any changes will not be effective until received in writing by the Investment Adviser. The Investment Adviser will be entitled to follow any such instructions that it reasonably believes to have been provided by any Client representative set forth in Exhibit B (including instructions received electronically). The Investment Adviser may rely on the accuracy of the information set forth in Exhibit B unless and until notified to the contrary by Fortegra or any of the Subsidiaries. The insurance Subsidiaries that are parties to this Agreement will maintain oversight of the services provided by Investment Advisor and will monitor those services annually for quality assurance.
6.INVESTMENT ADVISER REPRESENTATIONS, WARRANTIES AND COVENANTS.
The Investment Adviser represents, warrants and covenants throughout the term of this Agreement that:

(a)it has been duly formed and is validly existing in good standing in its jurisdiction of organization with full power and authority under the laws of such jurisdiction and its organizational documents to execute, deliver and perform its obligations under this Agreement and to conduct its business as described in its organizational documents and in this Agreement;
(b)it has the corporate power to enter into this Agreement and to exercise its rights and perform its obligations hereunder, that all corporate action required to authorize the execution of this Agreement and the performance of its obligations hereunder have been duly taken and that no approval, consent, filing or governmental authority is required in connection with its execution, delivery and performance of this Agreement;
(c)this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation;
(d)the execution, delivery and performance of this Agreement by it, (i) will not require any consent or approval of any person that has not been lawfully and validly obtained, and (ii) will not violate or be in conflict with, result in a breach of or constitute a default under any law, regulation, agreement (including the organizational documents of the Investment Adviser), lease or instrument to which it is a party or by which it or its properties, assets or rights is bound or affected;
(e)it is registered as an “investment adviser” under the Advisers Act and will remain so registered for the duration of this Agreement;
(f)it will provide Fortegra and each Subsidiary with prompt written notice of any material change to its business or operations that would materially adversely affect Fortegra or any of the Subsidiaries; and
(g)it has and will maintain all licenses, memberships, filings and registrations necessary under laws, rules and regulations applicable to it or the Accounts, and the rules and regulations of any self-regulatory organization with competent jurisdiction, to carry on the activities contemplated herein, and that all such licenses, memberships, filings and registrations will be valid and in effect at the time of any such activities.
The Investment Adviser further covenants that it will promptly notify Fortegra and each Subsidiary in the event that any of the warranties or covenants contained in this Agreement are no longer true.
7.CLIENT REPRESENTATIONS, WARRANTIES AND COVENANTS.
Fortegra and each Subsidiary represents, warrants and covenants throughout the term of this Agreement that:

(a)it has been duly formed and is validly existing in good standing in its jurisdiction of organization with full power and authority under the laws of such jurisdiction and its organizational documents to execute, deliver and perform its obligations under this Agreement and to conduct its business as described in its organizational documents and in this Agreement;
(b)it has the corporate power to enter into this Agreement and to exercise its rights and perform its obligations hereunder, that all corporate action required to authorize the execution of this Agreement and the performance of its obligations hereunder have been duly taken and that no approval, consent, filing or governmental authority is required in connection with its execution, delivery and performance of this Agreement;
(c)this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation;
(d)the execution, delivery and performance of this Agreement by it, (i) will not require any consent or approval of any person that has not been lawfully and validly obtained and (ii) will not violate or be in conflict with, result in a breach of or constitute a default under any law, regulation, agreement (including the organizational documents of Fortegra and each Subsidiary and any side letter agreement with any investor in Fortegra), lease or instrument to which Fortegra or any Subsidiary is a party or by which Fortegra or any Subsidiary or their properties, assets or rights is bound or affected;
(e)it will have full responsibility for payment of all taxes due on capital or income held or collected for the Accounts;
(f)it will not authorize anyone other than the Investment Adviser to manage the Accounts;
(g)Fortegra and each Subsidiary has the legal authority to direct the investment of the assets in the Accounts and to engage the Investment Adviser with respect thereto;
(h)there is no Lien on the Accounts or any assets in the Accounts, and there is no agreement, arrangement or obligation to create a Lien on any of the foregoing and neither Fortegra nor any of the Subsidiaries will grant a right to any person or otherwise permit any other person to create a Lien on the Accounts;
(i)it is not, and during the term of this Agreement will not be, an “investment company,” as that term is defined under the 1940 Act;
(j)it has and will maintain all licenses, memberships, filings and registrations necessary under laws, rules and regulations applicable to it or the Accounts, and the rules and regulations of any self-regulatory organization with competent jurisdiction, to carry on the activities contemplated herein, and that all such licenses, memberships, filings and registrations will be valid and in effect at the time of any such activities;
(k)its assets and each contribution to the Accounts were not, are not and will not be derived from illegal activities;
(l)any materials and other information provided by it to the Investment Adviser with respect to it or the Accounts are accurate as of the date hereof; and
(m)it will provide the Investment Adviser with prompt written notice in the event that any of them intends to engage any person other than the Investment Adviser to provide investment advisory services to Fortegra or each Subsidiary or intends to establish any accounts similar to the Accounts.
Fortegra and each Subsidiary further covenants that it will promptly notify the Investment Adviser in the event that any of the warranties or covenants contained in this Agreement are no longer true.
8.LIABILITY AND INDEMNIFICATION.
(a)Except to the extent that gross negligence or willful malfeasance on the part of the Investment Advisor or its respective members, partners, shareholders, directors, officers, and employees (collectively, the “Covered Persons” and each, a “Covered Person”), as applicable, has given rise to the matter at issue, such Covered Person will not be liable to Fortegra or any Subsidiary (or any of their members, partners, shareholders, directors, officers, employees, agents or representatives) for any act or omission concerning the Accounts. Without limiting the foregoing, but subject to any gross negligence or willful malfeasance on the part of a Covered Person, a Covered Person will not be liable to Fortegra or any Subsidiary or any shareholder, partner, member or any ultimate beneficial owner of them for the amount of taxes, interest or similar or related governmental fees or charges imposed upon them or the Accounts by virtue of the Account’s activities. For the avoidance of doubt, this Section 8(a) is intended solely to limit the liability of Covered Persons and will in no event be interpreted to impose liability that would not exist in the absence of this Section 8(a).
(b)Except to the extent that gross negligence or willful malfeasance on the part of a Covered Person has given rise to the matter at issue, Fortegra and each Subsidiary, will, to the maximum extent permitted by applicable law, but subject to the express provisions of this Section 8, indemnify and hold each of the entities comprising the Firm and each of the Covered Persons harmless from and against any loss, expense, damage or injury (including reasonable attorneys fees) suffered or sustained by such Covered Person by reason of any actual or threatened claim, demand, action, suit or proceeding (civil, criminal, administrative or investigative) in which such Covered Person may be involved, as a party or otherwise, by reason of its actual or alleged management of, or involvement in, the affairs of the Accounts, including, without limitation, the performance of any obligations under this Agreement. Notwithstanding the foregoing, the obligation of Fortegra or each Subsidiary to advance payments in respect of their indemnification obligations under this Agreement to the Firm or a Covered Person hereunder will be subject to each applicable person agreeing, prior to receipt of any such payments under this Section 8, to promptly reimburse Fortegra or each Subsidiary for any such payments if it is determined that the Firm or a Covered Person engaged in gross negligence or willful malfeasance. The termination of any proceeding by settlement will not, of itself, create a presumption that gross negligence or willful malfeasance on the part of a Covered Person has given rise to the matter at issue.
(c)Notwithstanding the foregoing and with respect to whether a Covered Person has engaged in gross negligence or willful malfeasance, (i) a Covered Person will be deemed to have acted in good faith and without gross negligence or willful malfeasance with regard to any action or inaction that is taken in accordance with the advice or opinion of an attorney appointed by or at the direction of Fortegra or any Subsidiary, accountant or other expert advisor so long as such advisor was selected with reasonable care and the Covered Person informed such advisor of all the facts pertinent to such advice or opinion, and (ii) no Covered Person will be responsible for any action or omission of an independent contractor, consultant, or other similar agent so long as such independent contractor, consultant or other similar agent was selected with reasonable care; provided, however, that, no Covered Person will be responsible for any action or omission of any Custodian, administrator or broker-dealer or any of their agents.
(d)The indemnification provided by this Section 8 will not be deemed to be exclusive of, or otherwise to diminish, any other rights to which any Covered Person may be entitled under any agreement, as a matter of law, in equity or otherwise.
(e)The U.S. federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing in this Agreement (including this Section 8) will in any way constitute a waiver or limitation of any rights that Fortegra or any Subsidiary, as applicable, may have under such laws.
9.REPORTS; BOOKS AND RECORDS.
(a)The Investment Adviser will maintain appropriate books and records regarding the activities contemplated herein consistent with its duties under applicable laws and regulations and this Agreement. All such books and records for services to the insurance Subsidiaries are and remain the property of the insurance Subsidiary and are subject to the control of the insurance Subsidiary. All books and records pertaining to the Accounts shall be available upon reasonable notice at normal business hours for inspection and copying by Fortegra and any Subsidiary or any of their regulators.
(b)Upon request with respect to specific investments, to the extent not available from the Custodian, the Investment Adviser will provide Fortegra with all material and supporting information the Investment Adviser used for purposes of determining the value of any investments as of any date on which a valuation was determined, including, without limitation, any broker quotations obtained by the Investment Adviser.
(c)The Investment Adviser will furnish Fortegra with the information required herein in accordance with the terms specified herein and any other information Fortegra reasonably requests solely in connection with the Accounts, as soon as reasonably practicable after receipt of such request; including, without limitation, any information necessary to prepare any reports or filings required by any governmental agency.
10.FEES AND EXPENSES; VALUATION.
(a)For the Investment Adviser’s services hereunder, the Investment Adviser will receive fair and reasonable compensation determined in accordance with the Fee Schedule contained in Exhibit C to this Agreement. Advancement of funds by each Subsidiary is prohibited except as payment for the services provided under this Agreement.
(b)Except as otherwise provided in Section 10(b), expenses of the Accounts will not include the normal operating expenses of the Investment Adviser (including salaries and benefits provided to employees of the Investment Adviser and its affiliates, rent, communications and non-investment related travel expenses). The Investment Adviser also will bear any management fees or incentive fees charged by any Sub-Advisers.
(c)Notwithstanding the foregoing, the parties agree that expenses of the Accounts will include (and that Client will pay or reimburse the Investment Adviser and affiliates therefore) any out-of-pocket expenses incurred by the Investment Adviser in connection with the establishment of the Accounts, and the provision of services described herein. In furtherance and not in limitation of the foregoing Section 10(b), Fortegra and each Subsidiary will bear the expenses of the Accounts, which will include the following costs and expenses associated with the establishment, operation, winding-up, or termination of the Account: (i) all expenses associated with the establishment of the Accounts; (ii) the Management Fee; (iii) the Incentive Fee; (iv) all costs and expenses incurred in connection with the actual or proposed making, financing, holding, monitoring, hedging, management or disposition of the Accounts investments (whether or not such investments or transactions are consummated), including: appraisal expenses, fees and expenses of custodians, brokerage costs, finder’s fees, spreads, markups, clearing and settlement costs, investment banking fees, expenses relating to short sales, commitment fees, financing costs and interest charges, bank service fees, broken deal expenses and other transactional charges, consultants’, attorneys’ accountants’ and other experts’ fees, legal and due diligence expenses and consulting fees, and servicing and special servicing fees (paid to third parties); (v) costs of any research software, pricing facilities, credit databases and market data, computerized news or statistic services or software used by the Investment Adviser specifically related to the Accounts and investments of funds in those Accounts (including, without limitation, Bloomberg); (vi)

order management, portfolio management and risk management expenses; and (vii) any expenses that are passed through by any commingled investment fund (including any fund managed or sponsored by the Investment Adviser or its affiliates) or by any Sub-Adviser (other than management fees or incentive fees charged by a Sub-Adviser).
(d)Expenses shared by the Accounts and other accounts or clients advised by the Investment Adviser will be allocated pro rata based on the assets under management of each such account or client, provided, that for purposes of determining the Account’s pro rata share of such expenses, any assets invested with Sub-Advisers shall be excluded from such calculation with respect to the Accounts.
(e)The value of investments held in the Accounts will be determined in accordance with the Investment Adviser’s valuation policies, procedures and guidelines, as are in effect from time to time. In any event, any investments in funds or other instruments issued by the Investment Adviser or any affiliates will be purchased and valued at fair market value.
(f)All valuations of assets in the Accounts for any purpose contemplated by this Agreement and all calculations of fees contemplated by this Agreement will be performed by the Investment Adviser, and the Investment Adviser will provide to Fortegra and each Subsidiary on a quarterly basis, documentation showing the methods and sources for determining such valuations and calculations and any work-sheets showing how the valuations and calculations were accomplished.
(g)In the event that Fortegra or any Subsidiary reasonably disputes any valuation of assets or calculation of fees, it will notify the Investment Adviser within 30 days of its receipt of notice of such valuation or calculation (including receipt of any report or similar document that explicitly includes the calculation or valuation or implicitly relies upon the Investment Adviser having made that calculation or valuation), and the Investment Adviser agrees that it will consult with Fortegra and any applicable Subsidiary in good faith to discuss such valuations or calculations to their satisfaction within 30 days of the written request.

11.INVOICES.
The Investment Adviser will submit to Fortegra and each Subsidiary (a) a quarterly invoice within 30 days of the last day of each calendar quarter with respect to which any Management Fees are payable or any reimbursable expenses incurred by the Investment Adviser and (b) an annual invoice within 30 days of the end of each calendar year in which services were provided hereunder with respect to Incentive Fees (or within 30 days of the termination of this Agreement or applicable withdrawal, if such termination or applicable withdrawal is effective on a day other than the last day of a calendar year). Timely settlement process shall comply with the requirements in the Accounting Practices and Procedural Manual for the insurance Subsidiaries that are parties to this Agreement. Fortegra and each Subsidiary will pay (or will instruct the Custodian to cause to be paid) such invoice within 30 days of receipt. Any late payments hereunder shall include reasonable interest at a rate not to exceed 1% per week. Invoices will be mailed and emailed to Fortegra and each Subsidiary at the address included in Section 17 below.
12.TERMINATION.
(a)This Agreement will commence as of the Effective Date and continue until the fifth year anniversary. Thereafter, this Agreement shall renew every three years and be subject to renegotiation prior to such renewal (the fifth year anniversary and each three year anniversary thereafter, an “Anniversary Date”).
(b)Each of Fortegra, a Subsidiary (with respect to that Subsidiary) or the Investment Adviser may terminate this Agreement upon 90 days’ prior written notice to the other parties in advance of any Anniversary Date. However, Fortegra and each Subsidiary may terminate this Agreement for Cause at any time upon thirty (30) days’ notice to the Investment Adviser. “Cause” means, gross negligence or willful misconduct on the part of Investment Adviser with respect to its performance of this Agreement.
(c)Upon notice of termination of the Agreement, the Investment Adviser will use commercially reasonable efforts to liquidate the assets of the Accounts in an orderly manner within the applicable Windup Period.
(d)Upon termination of this Agreement, Fortegra and each Subsidiary will be liable for all fees accrued but unpaid under this Agreement as of the date of termination and reimbursement of all expenses incurred on or prior to the date of termination and, for avoidance of doubt, no fees or expenses incurred after the date of termination will be payable except as agreed by Fortegra and each Subsidiary. For avoidance of doubt, to the extent following termination of this Agreement any fees or expenses are due and payable hereunder, the Investment Adviser will invoice Fortegra for such amounts and such amounts will be due within 30 days of receipt of such invoice.
(e)The provisions of Sections 8, 12(d), 12(e), 13, 17-27 and any relevant exhibits will survive termination of this Agreement.

13.CONFIDENTIALITY.
(a)The Investment Adviser will treat as confidential all information pertaining to Fortegra, each Subsidiary and the Accounts and the identities of the persons associated therewith that is not already within the public domain, that has not been made available to the Investment Adviser by a third party not under a confidentiality obligation, or that the Investment Adviser cannot show as having been independently developed; provided, that the Investment Adviser may make such disclosures to outside parties (i) as directed or approved by Fortegra or any Subsidiary, (ii) as may be necessary for the management of the Accounts (including disclosures to any Custodian or bank), (iii) as necessary to comply with applicable laws, rules, regulations, court orders or regulatory requests or any regulatory, self-regulatory, relevant stock exchange or other similar filings or requirements applicable to Fortegra, each Subsidiary, the Accounts, or the Investment Adviser or its affiliates and (iv) if, in the reasonable judgment of counsel to the Investment Adviser and upon prior written notice to Fortegra and each Subsidiary, disclosure to a government agency or regulatory organization is appropriate in connection with any anti-money laundering laws or regulations. Notwithstanding the foregoing, Fortegra understands and acknowledges that (x) the Investment Adviser may disclose in marketing materials or otherwise the performance and other characteristics of the Accounts or investments in the Accounts, whether aggregated with other clients or on a stand alone basis and that the foregoing will not restrict the Investment Adviser with respect to its operations as a sponsor, investment adviser, manager or in other similar capacities with respect to any portfolio investment of the Accounts and (y) the Investment Adviser may identify Fortegra or each Subsidiary by name as a client in marketing or other promotional materials and presentations but only after obtaining their consent to any such advertising. Further, Fortegra and each Subsidiary understand and acknowledge that the Investment Adviser may share the confidential information with advisers and agents of the Investment Adviser only as necessary in connection with their services to the Investment Adviser and its affiliates and/or Fortegra.
(b)Fortegra and each Subsidiary will treat as confidential all information pertaining to the Investment Adviser and its affiliates and the Accounts (including, without limitation, securities positions, investments and transactions) that is not already within the public domain, that has not been made available to Fortegra or any Subsidiary by a third party not under a confidentiality obligation, or that Fortegra or any Subsidiary cannot show as having been independently developed; provided, that Fortegra and each Subsidiary may make such disclosures to outside parties (i) as directed or approved by the Investment Adviser, (ii) as may be necessary for the management of the Accounts, (iii) as necessary to comply with applicable laws, rules, regulations, court orders or regulatory requests and (iv) if, in the reasonable judgment of Fortegra or any Subsidiary, as applicable, disclosure to a government agency or regulatory organization, including any insurance regulatory authority, is appropriate in connection with any laws or regulations. Notwithstanding the foregoing, Fortegra and each Subsidiary will limit the dissemination of confidential information relating to the Accounts pursuant to the above to those personnel of Fortegra and any Subsidiary having a need to know such information in connection with administration or supervision of the Accounts and will not disclose such confidential information to any outside party unless such outside party has executed a confidentiality agreement satisfactory to the Investment Adviser or is otherwise subject to a duty to keep such information confidential (e.g., its attorneys, auditors). Fortegra and each Subsidiary may not, and may not attempt to, make any disclosure of the Investment Adviser’s confidential information to a third party who they reasonably believe (or have reason to believe) will attempt to reverse engineer or otherwise replicate the strategy employed by the Investment Adviser with respect to the Accounts.
(c)In the event that any party intends to disclose confidential information pursuant to this Section 13, it will provide the other parties with notice of such disclosure request(s) as promptly as reasonably practicable, will cooperate with the other parties in seeking to limit any such disclosure, and will exercise commercially reasonable efforts to obtain reasonable assurance that confidential treatment will be accorded any confidential information so furnished.
14.DELIVERY OF FORM ADV; CLIENT COMMUNICATIONS.
(a)Fortegra and each Subsidiary acknowledge receipt of Part 2A and Part 2B of Form ADV filed by the Investment Adviser with the U.S. Securities and Exchange Commission prior to entering into this Agreement. The Investment Adviser will deliver to Fortegra and each Subsidiary any amendments and annual updates to Part 2A and Part 2B of Form ADV as required by the Advisers Act.
(b)Fortegra and each Subsidiary agree and consent to the use by the Investment Adviser of electronic mail or, upon prior notice, a password protected Internet website (“Electronic Communications”) (in addition to regular mail or facsimile) to communicate with them or their designees, including, but not limited to, delivery of the Investment Adviser’s Form ADV and annual updates, confirmations, announcements, regulatory and other communications, including financial and other reports and statements. The Investment Adviser, in its sole discretion, will choose which method of delivery it uses with respect to any and all such communications. Fortegra and each Subsidiary acknowledge that such documents may contain confidential information that is specific to their financial matters. Fortegra’s and each Subsidiary’s consents will take effect immediately and will remain in effect during the term of this Agreement; provided, that any of them may revoke its consent to delivery by Electronic Communications by so notifying the Investment Adviser in writing. In addition, all parties acknowledge that there are risks, such as systems outages and interception of communications that are associated with Electronic Communications.
15.SPECIFIC TRADING AUTHORIZATIONS AND REPRESENTATIONS.
Unless otherwise directed by Fortegra or any of the Subsidiaries, the Investment Adviser may utilize the service of whatever broker, dealer, bank, futures commission merchant or other transaction counterparty as it in good faith deems appropriate with respect to the Accounts (a “Counterparty”). The Investment Adviser may place orders for the execution of transactions for the Accounts with or through such Counterparty as the Investment Adviser may select in its best judgement and using its reasonable discretion. In selecting Counterparties to execute transactions, the Investment Adviser need not solicit competitive bids and does not have an obligation to seek the lowest available commission, mark-up or other cost. However, the Investment Adviser will always seek to obtain best execution of trades for the Accounts, taking into account customary practices in prevailing markets for the particular types of investments being traded and the full range, quality and reliability of brokerage services. Factors that may be considered in selecting Counterparties to execute orders for the Accounts include, without limitation, the price, commission rate, size of order and nature of the transaction, the difficulty of execution and degree of skill required by the Counterparty and the Counterparty’s trading and execution, clearing and settlement capabilities as well as the research and investment information and other services provided by the Counterparty. The Investment Adviser will also consider such factors as the Counterparty’s financial stability and responsibility, reputation, reliability, ability to achieve prompt and reliable executions at favorable prices, operational efficiency with which transactions are effected, access to markets, ECN access, responsiveness, access to capital to accommodate trades, history in a security, ability to maintain confidentiality, depth of services provided (including research services and coverage) and back office and processing capabilities. The Investment Adviser is permitted to generate “soft” or commission dollars with respect to the Account, it is permitted to use such soft dollars for the benefit of both the Account and other accounts and clients it advises. To the extent that the Investment Adviser uses soft dollars generated by the Account to pay certain expenses that would otherwise be payable by the Account, it intends for such payments to fall within the parameters of Section 28(e) of the Securities Exchange Act of 1934. The Investment Adviser will not be liable for any act or omission of any Counterparty. All transaction costs, including commissions, will be borne by the Account.
16.OTHER ACTIVITIES OF THE INVESTMENT ADVISER.
(a)The Investment Adviser will devote that amount of its time to the affairs of the Accounts that in its judgment the conduct of the Account’s business reasonably requires.
(b)Fortegra and each Subsidiary acknowledge that, to the extent permitted by law, the Investment Adviser will be permitted to bunch or aggregate orders for the Accounts with orders for other accounts advised by the Investment Adviser or its affiliates.
(c)By reason of the investment advisory and other activities of the Firm, the Investment Adviser may acquire confidential information or be restricted from initiating transactions in certain investments. It is acknowledged and agreed that the Investment Adviser will not be obligated to divulge, or to act upon, any such confidential information with respect to the Investment Adviser’s performance of its responsibilities under this Agreement and may be prohibited by law or contract from doing so. It is further acknowledged and agreed that (i) due to such a restriction, there may be certain investment opportunities that the Investment Adviser will decline, or be unable, to make, (ii) there may be circumstances in which one or more individuals associated with the Investment Adviser will be precluded from providing services to the Accounts because of certain confidential information available to those individuals or the Investment Adviser and (iii) the Investment Adviser is under no obligation to decline any engagements or investments in order to make an investment opportunity available to the Accounts.
(d)Fortegra and each Subsidiary acknowledge that the Investment Adviser may engage in Cross Trades, Agency Cross Transactions and Principal Transactions as may be permitted by law and further consents and agrees that the Account may invest in investments for which the Investment Adviser or its affiliates provide management and advisory services and receive fees from such investments and that will therefore be indirectly borne by the Account. To the fullest extent permitted by the Guidelines and the Advisors Act, Fortegra and each Subsidiary authorize the Investment Adviser to execute Cross Trades and Agency Cross Transactions for its Accounts.
(e)The relationship between the Investment Adviser, each Subsidiary and Fortegra as described in this Agreement permits, expressly as set forth herein, the Firm, to effect transactions with or for the Accounts in instances in which the Firm may have multiple interests, subject only to the Investment Adviser’s obligations set forth in this Agreement and applicable law (including the Advisers Act). In this regard, each Client acknowledges that the Investment Adviser may perform advisory services for other clients, and as such, the Firm and its partners, members, shareholders, directors, officers, employees and agents (“Personnel”) may have multiple advisory, transactional and financial and other interests in investments that may be purchased, sold or held for or by the Accounts and persons that may issue investments that may be purchased, sold or held for or by the Accounts. In addition, the Firm may act as sponsor or general partner for pooled investment vehicles and other clients and may give advice, engage in transactions, and take action, with respect to any of those pooled investment vehicles and other clients. At times, these activities may cause the Firm to give advice to clients that (i) may differ from the advice given, or the timing or nature of action taken or contemplated, with respect to the Account or (ii) may cause these clients to take actions adverse to the interests of the Accounts.
(f)The Firm and Personnel may act in a proprietary capacity with long or short positions, in instruments of all types, including those that may be purchased, sold or held by the Accounts. Such activities could affect the prices and availability of the investments that the Investment Adviser seeks to buy or sell on behalf of the Accounts, which could adversely impact the financial returns of the Accounts. Personnel may serve as directors of companies the securities and/or assets of that may be purchased, sold or held directly or indirectly by the Account and any board compensation actually received by such personnel will be credited to the account of Fortegra. The Investment Adviser will provide notice to Fortegra and each Subsidiary to the extent that the Investment Adviser, on behalf of any proprietary account or any client account for which it has discretionary authority, takes long positions where any Account has a short position or where it takes a short position where any Account has a long position, in any case, in the same security.
(g)Various potential and actual conflicts of interest may arise from the overall advisory, investment and other activities of the Firm and its clients. The Firm and Personnel may give advice, and take action (or refrain from taking action), with respect to any of the Firm’s client or proprietary accounts that may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to any one or all of the Investment Adviser’s clients or accounts, and effect transactions for such clients or proprietary accounts at prices or rates that may be more or less favorable than the prices or rates applying to transactions effected for the Accounts. For instance, the Firm (and its Personnel) or its clients may invest for their own accounts or on behalf of other clients in securities that would be appropriate as investments for the Accounts, subject to restrictions as may be required by law and the Investment Adviser’s policies. Such investments may be identical or similar to, or different from, those made by or on behalf of the Accounts. The Investment Adviser may at certain times be simultaneously seeking to purchase or sell investments for the Accounts and any similar entity for which it serves as investment adviser or asset manager in the future, or for its clients and affiliates. Such transactions may be inconsistent with the activities undertaken by the Investment Adviser with respect to the Accounts.
(h)The Investment Adviser will allocate investment opportunities fairly and equitably pursuant to the Firm’s allocation policies and procedures. Furthermore, the Investment Adviser may be bound by affirmative obligations in the future, whereby the Investment Adviser is obligated to offer certain securities or other investment opportunities to clients or accounts that it manages or advises before or without the Investment Adviser offering those securities or other investment opportunities to the Accounts. The Firm is not required to accord exclusivity or priority to the Accounts in the event of limited investment opportunities. Furthermore, other clients of, or accounts managed by, the Investment Adviser may on occasion have different investment parameters and, for that reason, among others, be allocated opportunities to acquire or sell assets not offered to the Accounts.
(i)Nothing herein will prevent the Firm or Personnel from engaging in other businesses, or from rendering services of any kind to the Accounts and its affiliates or any other person, subject to the Advisers Act.
17.NOTICES.
All notices will be sent to Fortegra, each Subsidiary or to the Investment Adviser at the following addresses:

(a)if to Fortegra or a Subsidiary, at:
The Fortegra Group, LLC
10751 Deerwood Park Boulevard, Suite 200
Jacksonville, FL 32256
Attn: Michael Grasher
Email: Mgrasher@fortegra.com
and
Attn: John Short
Email: jshort@fortegra.com

(b)if Investment Adviser, at:
Corvid Peak Capital Management LLC
299 Park Ave, Fl 13
New York, NY 10171

Attn: Michael Barnes
Email: Mbarnes@tiptreeinc.com
and
Attn: Greg Fabiano
Email: gfabiano@corvidpeak.com
And
Attn: Siew Kwok
Email: skwok@tiptreeinc.com

Any notice or other communication required or permitted by this Agreement will be deemed to have been given (i) upon actual delivery in fully legible form to the recipient’s address set forth above (evidenced in the case of an electronic transmission, on confirmation of receipt, and in the case of delivery by same day or overnight courier, by confirmation of delivery from the courier service making such delivery) or (ii) in the case of a letter, five days after the notice or communication was deposited in the United States mail properly addressed to the recipient’s address set forth above, with first-class postage prepaid and registered or certified; provided, that a party to this Agreement may change the address to which notices and communications to it must be sent by providing each other party written notice of the new address, which notice will be effective upon receipt.
18.ASSIGNMENT.
This Agreement may not be assigned by any party.
19.FORCE MAJEURE.
No party will be responsible for any failure to perform its duties hereunder if such failure is caused by, directly or indirectly, war, enemy action, the act or regulation of any government or other competent authority (including exchange or market rates or the suspension of trading), pandemic, riot, civil commotion, terrorism, rebellion, storm, accident, fire, lock-out or strike, or other cause, whether similar or not, beyond the control of the relevant party.
20.SUCCESSORS; THIRD PARTY BENEFICIARIES.
This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs and successors. Other than the Covered Persons, who are intended third-party beneficiaries of this Agreement, this Agreement is not intended to, and does not convey any rights to persons not a party to this Agreement.
21.GOVERNING LAW; CONSENT TO JURISDICTION.
This Agreement will be governed and construed in accordance with the laws of the State of New York, without regard to conflicts of interest principles thereof. Each party to this Agreement, to the fullest extent permitted by law, (a) hereby irrevocably submits to the exclusive jurisdiction of the state court of the State of New York, New York County, and the United States District Court located in the State of New York, New York County, (b) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.
22.WAIVER OF JURY TRIAL.
TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, UNLESS OTHERWISE AGREED TO IN WRITING BY THE PARTIES HERETO, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 22 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
23.SEVERABILITY.

If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement will remain in effect, and if any provision is inapplicable to any person or circumstance, it will nevertheless remain applicable to all other persons and circumstances.
24.TAXES; AUDIT SERVICES; REGULATORY SERVICES.
Fortegra and each Subsidiary understand that the Investment Adviser’s services do not include tax-related advice or services. The Investment Adviser will not be required to provide or arrange for the provision of any audit or tax services with respect to the Accounts. The Investment Adviser does not provide regulatory advice with respect to the Accounts and is not responsible for any regulatory or legal filings with respect to the Accounts. Fortegra and each Subsidiary or their designees, including any third-party administration agent will make themselves available on a reasonable basis, to answer any inquiries from the Investment Adviser or its designees regarding Fortegra, any Subsidiary or the Accounts in connection with any such filings.
25.INTEGRATION, AMENDMENT AND WAIVER.
This Agreement (including the Exhibits hereto) constitutes the entire Agreement between the parties and may not be amended, except in writing executed by an authorized representative of each of the parties and with the approval of the Audit Committees and Investment Committees of each of the parties under respective related party transaction policies and with any applicable state insurance regulatory approvals. No amendment to this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, will be effective for any purpose unless agreed to in writing by all of the parties, provided however that to the extent that any amendment only relates to one or certain Subsidiaries, such amendment will only require the consent of the relevant Subsidiary or Subsidiaries (and any Audit Committees and Investment Committees thereof), Fortegra, and the Investment Adviser. The waiver of any rights or remedy in respect to any occurrence or event on one occasion will not be deemed a waiver of such right or remedy in respect to such occurrence or event on any other occasion.
26.HEADINGS.
The descriptive word headings used in this Agreement are for convenience only and will be disregarded in interpreting this Agreement.
27.COUNTERPARTS.
This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF each party has caused this Agreement to be executed on its respective behalf by its duly authorized representatives, as of the date first above written.
CORVID PEAK CAPITAL MANAGEMENT, LLC

By:    /s/ Michael Barnes
        Name: Michael Barnes
    Title:     Principal

[Signature page to Investment Advisory Agreement]

THE FORTEGRA GROUP, LLC, on behalf of itself and its subsidiaries

By:    /s/Richard Kahlbaugh
        Name: Richard Kahlbaugh
        Title:    President and Chief Executive Officer

        ACCELERATED SERVICE ENTERPRISE, LLC

By:    /s/Peter Masi
        Name: Peter Masi
        Title:    Chief Executive Officer and President

        AUTO KNIGHT MOTOR CLUB, INC.

By:    /s/Sanjay Vara
        Name: Sanjay Vara
        Title:    President and Chief Executive Officer

        BLUE RIDGE INDEMINTY COMPANY

By:    /s/Richard Kahlbaugh
        Name: Richard Kahlbaugh
        Title:    President and Chief Executive Officer

        CONTINENTAL CAR CLUB, INC.

By:    /s/Sanjay Vara
        Name: Sanjay Vara
        Title:    President and Chief Executive Officer

        DEALER MOTOR SERVICES, INC.

By:    /s/Peter Masi
        Name: Peter Masi
        Title:     Chief Executive Officer and President

        DIGITAL LEASH LLC, D/B/A PROTECTCELL

By:    /s/Richard Kahlbaugh
        Name: Richard Kahlbaugh
        Title:    President and Chief Executive Officer

        FORTEGRA INDEMNITY INSURANCE COMPANY, LTD

By:    /s/Richard Kahlbaugh
        Name: Richard Kahlbaugh
        Title:    President and Chief Executive Officer

        FREEDOM INSURANCE COMPANY, LTD.

By:    /s/Peter Masi
        Name: Peter Masi
        Title:    Chief Executive Officer and President

        FORTEGRA SPECIALTY INSURANCE COMPANY

By:    /s/Richard Kahlbaugh
        Name: Richard Kahlbaugh
        Title:    President and Chief Executive Officer

        INDEPENDENT DEALER GROUP, INC.

By:    /s/Peter Masi
        Name: Peter Masi
        Title:     Chief Executive Officer and President

LOTS INTERMEDIATE CO.

By:    /s/Richard Kahlbaugh
        Name: Richard Kahlbaugh
        Title:    President and Chief Executive Officer

LYNDON SOUTHERN INSURANCE COMPANY

By:    /s/Richard Kahlbaugh
        Name: Richard Kahlbaugh
        Title:    President and Chief Executive Officer

OWNERSHIELD, INC.

By:    /s/Peter Masi
        Name: Peter Masi
        Title:     Chief Executive Officer and President

PACIFIC BENEFITS GROUP NORTHWEST, LLC, D/B/A FORTEGRA PERSONAL INSURANCE AGENCY

By:    /s/Richard Kahlbaugh
        Name: Richard Kahlbaugh
        Title:    President and Chief Executive Officer

        SKY SERVICES LLC

By:    /s/Peter Masi
        Name: Peter Masi
        Title:     Chief Executive Officer and President

TIPTREE REASSURANCE COMPANY, LTD.

By:    /s/Richard Kahlbaugh
        Name: Richard Kahlbaugh
        Title:    President and Chief Executive Officer

UNITED MOTOR CLUB OF AMERICA, INC.

By:    /s/Sanjay Vara
        Name: Sanjay Vara
        Title:    Chief Executive Officer

Exhibit A
DEFINITIONS
“1940 Act” means the U.S. Investment Company Act of 1940, as amended.
“Account” has the meaning given to it in Section 2(a).
“Advisers Act” means the U.S. Investment Advisers Act of 1940, as amended.
“Agency Cross Transactions” has the meaning given to it in Section 3(a)(ix).
“Agreement” has the meaning given to it in the preamble.
“Anniversary Date” has the meaning given to it in Section 12(a).
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Cause” has the meaning given to it in Section 12(e).
“Client” has the meaning given to it in the preamble.
“Counterparty” has the meaning given to it in Section 15.
“Covered Person” or “Covered Persons” has the meaning given to them in Section 8(a).
“Cross Trade” has the meaning given to it in Section 3(a)(viii).
“Custodian” has the meaning given to it in Section 4(a).
“Custodian Reporting” has the meaning given to it in Section 4(b).
“ECN” means an Electronic Communications Network.
“Effective Date” has the meaning given to it in the preamble.
“Electronic Communications” has the meaning given to it in Section 14(b).
“Firm” means the Investment Adviser and its affiliates.
“Fortega” has the meaning given to it in the preamble.
“GAAP” means U.S. generally accepted accounting principles.
“Guidelines” has the meaning given to it in Section 3(a).
“Incentive Fee” has the meaning given to it on Exhibit C.
A-1

“Investment Adviser” has the meaning given to it in the preamble.
“Lien” means any lien, claim, security interest, encumbrance, option or charge of any kind.
“Management Fee” has the meaning given to it on Exhibit C.
“Net Asset Value” means, with respect to the Accounts, the excess, if any, at the time of determination of (a) the aggregate fair market value of the Account’s assets, including its investments, over (b) the aggregate principal amount of the liabilities of the Accounts, in each case as determined in accordance with GAAP.
“Personnel” has the meaning given to it in Section 16(e).
“Principal Transactions” has the meaning given to it in Section 3(a)(x).
“Sub-Advisor” has the meaning given to it Section 3(d).
“Subsidiary” or “Subsidiaries” has the meaning given to them in the preamble.
“Windup Period” means the 90- or 30-day period between the notice of termination pursuant to Section 12 and the termination of this Agreement.

EXHIBIT B
AUTHORIZED REPRESENTATIVES
The following individuals are authorized to provide instructions to the Investment Adviser on behalf of Fortegra:

Name                Title                Signature

B-1

EXHIBIT C
FEE SCHEDULE
1.The “Management Fee” for each calendar quarter shall be an amount equal to the sum of the Net Asset Value of each portfolio as of the last day of such calendar quarter multiplied by the applicable Management Fee Rate for such portfolio determined without taking into account any deduction for the Management Fee being calculated or any Incentive Fee accrued but not yet paid. For purposes of calculating the Management Fee Rate, portfolio investments shall be designated as belonging to one of the following portfolios: (i) Liquidity Asset, (ii) Credit Risk Asset and (iii) Equity and Alternative Asset. The “Management Fee Rate” means, with respect to each portfolio, one quarter of:
(a)With respect to the Liquidity Asset portfolio, as of such date of determination, 0.30% per annum with respect to the Net Asset Value of the portfolio up to and including $1.5 billion, 0.25% per annum with respect to the Net Asset Value of the portfolio in excess of $1.5 billion up to $3 billion, and 0.20% per annum with respect to the Net Asset Value of the portfolio in excess of $5 billion;
(b)With respect to the Credit Risk Asset portfolio, 0.40% per annum; and
(c)With respect to the Equities and Alternative Asset portfolio, 1.25% per annum.
2.The “Incentive Fee” for each Incentive Period shall be an amount equal to 20% multiplied by the amount, if any, by which the Net Capital Appreciation in the Accounts with respect to the Equity and Alternative Asset portfolio exceeds the balance of the Loss Carryforward Account (determined prior to adjustments for such Incentive Period). For the avoidance of doubt, the Incentive Fee will be taken net of (i) the applicable Management Fee paid for such period in respect of the Equity and Alternative Asset portfolio and (ii) a pro rata portion of any expenses charged to the Accounts based on the Net Asset Value of the Equity and Alternative Assets portfolio.
The “Loss Carryforward Account” is a memorandum account retained in respect of the Equity and Alternative Assets portfolio the beginning balance of which will be zero. For each Incentive Period, the Loss Carryforward Account will be increased by the Net Capital Depreciation, if any, attributable to such Equity and Alternative Assets portfolio for such Incentive Period and decreased, but not below zero, by the aggregate Net Capital Appreciation, if any, attributable to such Equity and Alternative Assets portfolio (prior to any Incentive Fee) for such Incentive Period. In the event that a Loss Carryforward Account ends an Incentive Period above zero (after adjustments for such Incentive Period), the Investment Adviser will receive no Incentive Fee until such Loss Carryforward Account has been reduced to zero.
In addition, in the case of a withdrawal from the Equity and Alternative Assets portfolio or termination of the Accounts other than as a calendar year end, the Incentive Fee shall be calculated and paid as of such date. For purposes of calculating the Incentive Fee in
C-1

the event of a partial withdrawal from such portfolio, the Net Asset Value of the Equity and Alternative Assets portfolio shall be divided between the portion attributable to the withdrawn amount and the portion not being withdrawn, and the Incentive Fee shall only be calculated and paid with respect to the portion being withdrawn. Any balance in the Loss Carryforward Account outstanding as of such withdrawal date shall also be divided such that (i) the portion to be applied to such calculation of the Incentive Fee on the withdrawn amount shall be an amount equal to the balance of the Loss Carryforward Account prior to any adjustments in respect of such withdrawal multiplied by a fraction, the numerator of which is the amount of the withdrawal and the denominator of which is the Net Asset Value of the Equity and Alternative Assets portfolio (the “Withdrawal Loss Carryforward Account”) and (ii) the Loss Carryforward Account to be applied to the Incentive Fee calculation on a going forward basis will be equal to any balance in the Loss Carryforward Account outstanding as of such withdrawal date less an amount equal to the balance of the Withdrawal Loss Carryforward Account prior to any reductions in respect of the withdrawal.
3.For purposes of this Exhibit C:
(a)“Accounting Period” shall means the following periods: The initial Accounting Period shall begin upon the commencement of the Accounts. Each subsequent Accounting Period shall commence immediately after the close of the next preceding Accounting Period. Each Accounting Period hereunder shall close at the close of business on the first to occur of (i) the last day of each calendar quarter of the Accounts, (ii) the date immediately prior to the effective date of any additional contribution to the Equity and Alternative Assets portfolio, (iii) the date of any withdrawal from the Equity and Alternative Assets portfolio, (iv) the date when the Accounts terminate, or (v) any other date as determined in the sole discretion of the Investment Adviser.
(b)“Beginning Value” means, with respect to any Accounting Period, the Net Asset Value of the Equity and Alternative Assets portfolio at the close of the immediately preceding Accounting Period after giving effect to any withdrawals and the debiting of the applicable Management Fee relating to such immediately preceding Accounting Period plus any additional contributions made to such portfolio as of the first day of the new Accounting Period. Beginning Value in respect of the initial Accounting Period shall mean the value of the contributions made as of the first day of such Accounting Period.
(c)“Credit Risk Asset” means any asset classified as of the applicable date of determination (i) as a non-agency residential mortgage-backed security or non-agency commercial mortgage-backed security, (ii) as an collateralized loan obligation, (iii) as an asset-backed security (both insurance-linked securities and non-insurance-linked securities) that is not a residential mortgage-backed security or a commercial mortgage-backed security or a collateralized loan obligation, (iv) as an emerging market investment, (v) as a corporate debt security, (vi) as a subordinated debt obligation, hybrid security or surplus note issued or assumed by a Financial Issuer, (vii) as preferred equity, (viii) as a residential mortgage loan, (ix) as a bank loan, (x) as infrastructure debt,(xi) as a
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commercial mortgage loan or (xii) with respect to which the Investment Adviser and Fortegra have mutually agreed following the Effective Date to constitute a Credit Risk Asset.
(d)“Ending Value” means, with respect to any Accounting Period, the Net Asset Value of the Equity and Alternative Assets portfolio at the end of such Accounting Period without taking into account any withdrawals from such portfolio in such Accounting Period.
(e)“Equity and Alternative Asset” means any asset classified as of the applicable date of determination (i) common or preferred equity, (ii) alternative investment vehicles (including private investment funds and joint ventures), (iii) non-performing residential mortgages, (iv) real estate, (v) covered call options, or (vi) any asset that Investment Adviser and Fortegra mutually agree in writing from time to time constitutes an Equity or Alternative Asset.
(f)“Liquidity Asset” means any asset classified as of the applicable date of determination (i) cash and cash equivalents, (ii) as an investment grade corporate, (iii) as a municipal security, (iv) as an agency residential or commercial mortgage-backed security, (v) as an obligation of any governmental agency or government sponsored entity that is not expressly backed by the U.S. government or (vi) with respect to which the Investment Adviser and Fortegra have mutually agreed following the Effective Date to constitute as a liquidity asset.
(g)“Net Capital Appreciation” means, with respect to any Accounting Period, the excess, if any, of the Ending Value over the Beginning Value. With respect to any Incentive Period, the term “Net Capital Appreciation” shall mean the aggregate Net Capital Appreciation for such period less the aggregate Net Capital Depreciation for such period, but in no event shall it be less than zero.
(h)“Net Capital Depreciation” means, with respect to any Accounting Period, the excess, if any, of the Beginning Value over the Ending Value. With respect to any Incentive Period, the term “Net Capital Depreciation” shall mean the aggregate Net Capital Depreciation for such period less the aggregate Net Capital Appreciation for such period, but in no event shall it be less than zero.
(i)The initial “Incentive Period” shall commence upon the commencement of the Accounts. Each subsequent Incentive Period shall commence immediately after the close of the preceding Incentive Period, and ending on the first to occur of: (A) the last day of the calendar year; (B) the date the Accounts are terminated; or (C) the effective date of any full or partial withdrawal (with respect to such withdrawn amounts) if such date is other than a calendar year end.

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